UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 1, 2018
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
104 S. Michigan
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On October 1, 2018, Coeur Mining, Inc. (“Coeur”) completed its acquisition of Northern Empire Resources Corp. (“Northern Empire”) pursuant to the previously announced Arrangement Agreement (the “Arrangement Agreement”), dated August 2, 2018, between Coeur and Northern Empire and the Plan of Arrangement attached thereto.
As contemplated by the Arrangement Agreement, each share of Northern Empire common stock issued and outstanding immediately prior to the effective time of the arrangement was exchanged for shares of Coeur’s common stock at a ratio of 0.1850 shares of Coeur common stock for each Northern Empire common share. Pursuant to the Arrangement Agreement, each option and common share purchase warrant of Northern Empire outstanding immediately prior to the effective time of the arrangement automatically vested and was transferred to Coeur in exchange for that number of Coeur shares equal to the “in-the-money” value of such securities, minus any withholding taxes required to be withheld.
The foregoing description of the Arrangement Agreement and the Plan of Arrangement do not purport to be complete and are qualified in their entirety by reference to the copy of the Arrangement Agreement, including the Plan of Arrangement attached as Schedule A thereto, which is attached as Exhibit 2.1 to Coeur’s Current Report on Form 8-K filed on August 2, 2018 and is incorporated herein by reference.
Item 3.02.    Unregistered Sales of Equity Securities.
The information disclosed under Item 2.01 is incorporated into this Item 3.02 in its entirety.
Upon consummation of the transactions contemplated by the Arrangement Agreement, Coeur issued 12,122,683 shares of common stock on the closing date in reliance upon an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) thereof. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a public hearing upon the fairness of the terms and conditions of the issuance and exchange.
Item 7.01. Regulation FD Disclosure.
On October 1, 2018, Coeur issued a press release announcing the consummation of the Plan of Arrangement, as described in Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.
Cautionary Statement Regarding Forward-Looking Statement
This current report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding Coeur’s expectations with respect to Northern Empire. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated benefits of the acquisition of Northern Empire are not attained and the risks inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, silver, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver resources, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur its financial or operating results or their securities.

Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 2.1
Arrangement Agreement, dated August 2, 2018, by and among Coeur Mining, Inc., and Northern Empire Resources Corp. (incorporated by reference to Exhibit 2.1 filed with Coeur’s Current Report on Form 8-K on August 2, 2018).

Exhibit 99.1	Press Release dated October 1, 2018, issued by Coeur Mining, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: October 1, 2018	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President and Chief Financial Officer